EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In  connection with the Quarterly Report of The BlackHawk Fund, a Nevada corporation (the "Company"), on Form 10-QSB for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Steve Bonenberger, President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to  Section  906  of  the  Sarbanes-Oxley  Act  of  2002,  that:

     (1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of  1934;  and

     (2)     The  information  contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  October 26,  2005.

/s/  Steve Bonenberger

Steve Bonenberger, President, Chief Executive

Officer and Director